DELAWARE GROUP TAX-FREE FUND

Registration No. 811-03850
FORM N-SAR
Annual Period Ended August 31, 2012

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS: MFG_Philadelphia: 865303: v1

WS: MFG_Philadelphia: 865303: v1